UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2015

IKANOS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 979-0400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2015, Ikanos Communications, Inc. (the “Company”) held its annual meeting of stockholders. The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the annual meeting are set forth below. Each proposal was approved by the Company’s stockholders. Each proposal is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2015. For each of the proposals below, a quorum was present.

Proposal 1: Election of the following nominees for Class I directorships; each for a term of three years or until his successor is duly elected and qualified. The results of the voting were as follows:

George Pavlov:
Tallwood III, L.P. is the only stockholder eligible to vote for this seat; Tallwood III, L.P. has voted for the re-election of Mr. Pavlov as a Class I director.

Frederick M. Lax:

For	Withheld	Broker Non-Votes
12,610,164	129,386	3,545,353

Proposal 2: Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 6, 2016. The results of the voting were as follows:

For	Against	Abstain
16,160,638	76,567	47,699

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 29, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary